Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated November 12, 2025 with respect to the consolidated financial statements of Scage Future as of and for the year ended June 30, 2025 in this Registration Statement on Form F-1 and the related Prospectus of Scage Future filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, Texas

January 20, 2026